Exhibit 99.1

FOR IMMEDIATE RELEASE
Investor Relations:
800-348-1074, ext. 3333

Carrols Restaurant Group, Inc. Prices Upsized Offering of $75 Million of
Senior Secured Second Lien Notes Due 2022

Syracuse, New York. June 20, 2017 - (Businesswire) - Carrols Restaurant Group, Inc. (NASDAQ: TAST) (“Carrols Restaurant Group”) announced today that it has priced a private offering of 8.00% Senior Secured Second Lien Notes due 2022 in the aggregate amount of $75 million (the “new notes”), which is an increase of $25 million to the previously announced offering of an aggregate principal amount of $50 million. The new notes will be issued as additional notes under the indenture, dated April 29, 2015, pursuant to which Carrols Restaurant Group previously issued $200 million aggregate principal amount of 8.00% Senior Secured Second Lien Notes due 2022 (the “existing notes” and, together with the new notes, the “senior secured second lien notes”). The new notes will be issued at 106.5% of the principal amount plus accrued interest from May 1, 2017. The offering is expected to close on June 23, 2017, subject to customary closing conditions. After giving effect to the closing of the offering, Carrols Restaurant Group will have $275 million aggregate principal amount of senior secured second lien notes outstanding.

The new notes are expected to be treated as a single series with the existing notes and will have the same terms as the existing notes (other than the issue date and issue price) except that the new notes (i) will be subject to a separate registration rights agreement, (ii) will accrue additional interest in certain circumstances if we do not consummate an exchange offer required under such registration rights agreement, (iii) will be subject to restrictions on transfer and (iv) will be issued initially under CUSIP numbers different from the existing notes. The new notes and the existing notes will vote as one class under the indenture. Holders who exchange their new notes in a registered exchange offer required pursuant to the registration rights agreement will receive registered notes that are expected to share a single CUSIP number with the existing notes, and it is expected that such registered notes and the existing notes will thereafter be fungible. Prior to that, the new notes will trade separately from the existing notes.

Carrols Restaurant Group intends to use the net proceeds of the private placement of the new notes (i) to repay outstanding revolving credit borrowings under its senior credit facility, (ii) to pay related fees and expenses and (iii) for working capital and general corporate purposes, including for possible future acquisitions.

The new notes will not be registered under the Securities Act of 1933, as amended (the "Securities Act") or applicable state securities laws, and may not be offered or sold in the U.S. or to U.S. persons absent registration or an applicable exemption from such registration requirements. The new notes may be resold by the initial purchaser pursuant to Rule 144A and Regulation S under the Securities Act.

This press release is being issued pursuant to and in accordance with Rule 135(c) under the Securities Act. This press release is for informational purposes only and is not an offer to sell or a solicitation of an offer to purchase the senior secured second lien notes of Carrols Restaurant Group.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for the historical information contained in this news release, the matters addressed are forward-looking statements. Forward-looking statements, written, oral or otherwise made, represent Carrols Restaurant Group's expectation or belief concerning future events. Without limiting the foregoing, these statements are often identified by the words "may", "might", "believes", "thinks", "anticipates", "plans", "expects", "intends" or similar expressions. In addition, expressions of our strategies, intentions, plans or guidance are also forward-looking statements. Such statements reflect management's current views with respect to future events and are subject to risks and uncertainties, both known and unknown. You are cautioned not to place undue reliance on these forward-looking statements as there are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond our control. Investors are referred to the full discussion of risks and uncertainties as included in Carrols Restaurant Group's filings with the Securities and Exchange Commission.